SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

   Filed by the Registrant  |X|
   Filed by a Party other than the Registrant  |_|

   Check the appropriate box:
   |_| Preliminary Proxy Statement
                                     |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
   |_| Definitive Proxy Statement
   |X| Definitive Additional Materials
   |_| Soliciting Material Under Rule 14a-12

                               INTELLIGROUP, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
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   (2) Aggregate number of securities to which transaction applies:
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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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   (4) Proposed maximum aggregate value of transaction:
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   (5) Total fee paid:
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   |_| Fee paid previously with preliminary materials.
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   |_|  Check box if any part of the fee is offset as provided  by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:
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   (2) Form, Schedule or Registration Statement No.:
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   (3) Filing Party:
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   (4) Date Filed:
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

PRESS RELEASE

                               [Graphic Omitted]
                                  Intelligroup
                      Creating the Intelligent Enterprise


FOR IMMEDIATE RELEASE


CONTACT:
Nick Visco - Chief Financial Officer                        (732) 590-1600


          INTELLIGROUP FILES FEDERAL LAWSUIT AGAINST ASHOK PANDEY, TAIB SECURITIES, INC., BEECHROCK HOLDINGS LIMITED AND BRAYDON HOLDINGS LIMITED FOR FEDERAL SECURITIES LAWS VIOLATIONS IN CONNECTION WITH
                                  PROXY CONTEST


Edison, NJ (July 3, 2002): Intelligroup, Inc. (Nasdaq: ITIG) announced today that it has filed legal action in the United States District Court for the District of New Jersey against Ashok Pandey, TAIB Securities, Inc. ("TAIB"), Beechrock Holdings Limited ("Beechrock") and Braydon Holdings Limited ("Braydon"). Beechrock and Braydon together are the Company's largest shareholders.

In its complaint, which seeks emergent relief, Intelligroup alleges that Mr. Pandey, the dissident shareholder, and TAIB, Beechrock and Braydon, have engaged in federal securities laws violations in connection with the current proxy contest by failing to properly disclose to Intelligroup shareholders the nature and extent of their relationship and agreement to attempt to take control of Intelligroup. Intelligroup further alleges that Mr. Pandey, Beechrock and Braydon have formed a group within the meaning of the federal securities laws without timely disclosure to the Securities and Exchange Commission and Intelligroup shareholders. In light of these alleged violations, Intelligroup has requested the Court to require Mr. Pandey, Beechrock and Braydon to fully disclose their relationship and proposed plans for Intelligroup through amendments to existing federal securities filings in advance of Intelligroup's Annual Meeting scheduled for July 16, 2002, and for Mr. Pandey to revise his proxy solicitation materials accordingly.


ABOUT INTELLIGROUP

Intelligroup, Inc. is a leading global technology solutions and services provider. Intelligroup develops, implements and supports integrated industry-specific enterprise, e-commerce and m-commerce software applications. Intelligroup's high quality onsite/offshore delivery model combined with a comprehensive suite of tools provide customers with a faster time-to-market and lower total cost of ownership in deploying their mission-critical applications. Intelligroup has operations in the Americas, UK,


                                     -more-

Sweden,  Denmark,   India,   Australia,   New  Zealand,  Japan,  Hong  Kong  and
Singapore/Indonesia. Intelligroup has been quoted on the Nasdaq National Market (ticker ITIG) since September 1996.

Visit Intelligroup on the Internet at http://www.intelligroup.com.
                                      ---------------------------


SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT and ASP markets and revenues derived from anticipated ASP hosting and application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.